Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 1, 2017 on the financial statements of EMC Holdings, LLC in Amendment No. 2 to the Registration Statement on Form S-1 of First Western Financial, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Fortner, Bayens, Levkulich & Garrison, P.C.

Denver, Colorado

July 9, 2018